UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2018

SUTHERLAND ASSET MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-35808	90-0729143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1140 Avenue of the Americas, 7th Floor

New York, NY 10036

(Address of principal executive offices)

(212) 257-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07      Submission of Matters to a Vote of Security Holders.

(a) The Annual Meeting of Stockholders (the “Annual Meeting”) of Sutherland Asset Management Corporation (the “Company”) was held on June 13, 2018, at which 26,415,556 shares of the Company’s common stock were represented in person or by proxy representing approximately 82.23% of the issued and outstanding shares of the Company’s common stock entitled to vote.

(b) At the Annual Meeting, the Company’s stockholders (i) elected the six directors below to serve on the Company’s board of directors until the Company’s 2019 annual meeting of stockholders and until their respective successors are duly elected and qualify and (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The proposals are described in detail in the Company’s 2018 Proxy Statement. The final results for the votes regarding each proposal are set forth below.

(i)     The voting results with respect to the election of each director were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Thomas E. Capasse	21,920,852	105,777	4,388,927
Jack J. Ross	21,465,613	561,016	4,388,927
Frank P. Filipps	21,920,441	106,188	4,388,927
J. Mitchell Reese	21,420,176	606,453	4,388,927
David L. Holman	21,421,407	605,222	4,388,927
Todd M. Sinai	20,682,809	1,343,820	4,388,927

(ii) The voting results with respect to the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,362,496	21,182	31,878	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUTHERLAND ASSET MANAGEMENT CORPORATION

June 18, 2018	By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Chief Financial Officer